Exhibit 10.2

December 14, 2011

David Sheerr

President

Sheerr Memory, Inc.

c/o 130 Corporate Drive

Montgomeryville, PA 18936

Re: Consignment Termination

Dear David:

We refer to the Product Consignment and Sale Agreement, dated as of July 27, 2010, Between Sheerr Memory, Inc. (“MMB”) and Dataram Corporation (“Dataram”), as amended (the “Agreement”). MMB and Dataram hereby terminate the Agreement, effective immediately. In addition, MMB acknowledges receipt from Dataram of all sums due to MMB under the Agreement.

Very truly yours,

Dataram Corporation

By: /s/ Mark Maddocks
Name: Mark Maddocks
Title: Vice-President, Finance

Agreed:

Sheerr Memory, Inc.

By:	/s/ David Sheerr
Name: David Sheerr
Title: President